EXHIBIT 4.1

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT as of June 24, 1999, by and between MegaMedia Networks, Inc., and John P. Chambers. (the "Optionee").

                         ------------------------------

         In consideration for the Optionee signing an Employment Agreement (the "Employment Agreement") with MegaMedia Networks, Inc. (the "Company") and for other good and valuable consideration, receipt of which is hereby acknowledged, MegaMedia Networks hereby grants the Optionee the option to acquire shares of the common stock of the Company upon the following terms and conditions:

1.       Grant of Option
         ---------------

         A. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to 100,000 fully paid and non-assessable shares of Common Stock par value $.01 per share of the Company (the "Shares"), subject to the vesting provisions described below.

         B. This Option shall vest in Executive on the earliest to occur of the following:

             (i) On June 24, 2001, provided that Executive remains employed by Company, a parent or subsidiary corporation of Company; or,

             (ii) Upon termination of Executive's employment by Company without "Cause" as defined in paragraph 9D of Executive's Employment Agreement of even date herewith prior to June 24, 2001; or,

             (iii) Upon Executive's voluntary termination of his employment for "Constructive Discharge" as defined paragraph 9C of Executive's Employment Agreement of even date herewith prior to June 24, 2001; or,

             (iv) Upon a "change in control" of the Company, which shall be defined as (i) a sale, merger or other business combination which results in transfer to a third party of an ownership interest of greater than 50% of the Company or any successor entity to the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) election by the shareholders of the Company of persons to serve as directors of the Company, comprising more than one-half (1/2) the total number of directors, persons who were not nominated or recommended to the shareholders for election as directors by the Board's nominating committee, prior to June 24, 2001.

         C. The Option once vested, may be exercised during the period ("Option Period") commencing on June 24, 2001 and expiring at 5:00 p.m. Eastern Standard Time on June 24, 2011 at which time the Optionee shall have no further right to purchase any Shares not then purchased. MegaMedia Networks shall at all times during the term of this Agreement have available such number of Shares of Common Stock as will be sufficient to satisfy the Option.


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         D. It is not intended that these Options qualify as Incentive Stock
Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Exercise Price
         ---------------

         The exercise price of the Option (the "Exercise Price") shall be Two Dollars $2.00 per Share, and shall be payable by certified or bank check payable to the order of MegaMedia Networks in full at the time of the exercise. As an alternative, Optionee may present Shares already owned by the Optionee with a market value at least equal to the aggregate Exercise Price of the Options which Optionee seeks to exercise.

3.       Exercise of Option
         ------------------

         The Optionee may exercise this Option in whole or in part, by providing notice to MegaMedia Networks, in the form attached as Exhibit A, by registered or certified mail, return receipt requested, addressed to his principal office, signed by Optionee, indicating the number of Options which he desires to exercise. The notice shall be accompanied by payment of the Option Price as specified in Paragraph 2 above. As soon as practicable after the receipt of such notice of exercise, MegaMedia Networks shall cause the Company's transfer agent to issue to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee.

4.       Death of Optionee
         ------------------

         In the event of the death of the Optionee, any unexercised portion of his Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) for sixty (60) days after the Optionee's death only by his personal representative or such persons to whom such deceased Optionee's rights shall pass under such Optionee's will or by the laws of descent and distribution.

5.       Non-Transferability of Option
         -----------------------------

         The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option or any interest therein, otherwise than by will or the laws of descent and distribution and, except as provided in this paragraph and paragraph 4, the Option shall be exercisable only by the Optionee. Upon any attempt to so transfer the Option, or upon the levy or attachment or similar process of the Option, the Option shall automatically become null and void.

6. Restriction on Issuance of Shares - Investment Representation. By accepting the Option, the Optionee agrees for himself, his heirs and legatees that any and all Shares purchased upon the exercise of the Option shall be acquired for investment and not for distribution. Upon the issuance of any or all of the Shares subject to the Option, the Company, in its discretion, may require the Optionee, or his heirs or legatees receiving such Shares to deliver to the Company a representation in writing, in a form satisfactory to the Board of Directors, that such Shares are being acquired in good faith for investment and not for distribution. The Company may place a "stop transfer" order with respect to such Shares with its transfer agent and may place an appropriate restrictive legend on the certificate(s) evidencing such Shares. Any stock certificates issued upon the exercise of the Option may bear an appropriate restrictive legend, if deemed necessary by the Company. The Company agrees to register the Shares as part of any Form S-8 registration by the Company for so long as any Shares subject to Options remain outstanding.


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7.       Adjustments Upon Changes in Capitalization
         ------------------------------------------

         A. In the event of changes in the outstanding shares of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of the Option and the Exercise Price shall be correspondingly adjusted.

         B. Any adjustment in the number of Shares shall apply proportionately to only the then unexercised portion of the Option. If fractional Shares would result from any such adjustment, the adjustment shall be revised to the next higher whole number.

8.       No Rights as Stockholder
         ------------------------
         The Optionee shall have no rights as a stockholder in Shares as to which the Option has not been exercised.

9.       Taxes
         -----

         The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the Options granted hereby. The Company may further require notification from the Optionee upon any disposition of Shares acquired pursuant to the exercise of Options granted hereunder.

10.      Binding Effect
         --------------
         Except as herein otherwise expressly provided, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their legal representatives and assigns.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed wholly within the State of Florida

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.




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Witness:                                  MegaMedia Networks, Inc.
         ----------------------------     By /s/   William A. Mobley, Jr.
                                             ----------------------------------
                                             William A. Mobley, Jr., President

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Witness:                                  Optionee:   /s/  John P. Chambers
         ----------------------------              ----------------------------
                                                           John P. Chambers

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                                    EXHIBIT A

                                  EXERCISE FORM

          (To be Executed If Optionee Desires to Exercise the Options)


TO:      MegaMedia Networks, Inc.


         The undersigned, being the Optionee of certain options ("Options") to purchase shares of common stock of MegaMedia Networks, Inc. (the "Company" and the "Shares"), under the conditions thereof, hereby exercises Options to purchase __________________ Shares evidenced by the within Option Agreement, and herewith makes payment of the exercise price in full in cash or immediately available funds. Kindly issue all Shares to the undersigned and deliver them to the undersigned at the address stated below. If such number of Shares shall not be all of the Shares purchasable under the within Option Agreement, please issue a new Option Agreement of like tenor for the balance of the remaining Shares purchasable hereunder to be delivered to the undersigned at the address stated below.

         By signing below, the Undersigned acknowledges that he has received such financial and other information to his satisfaction regarding the Company as he requires to make an informed investment decision. The Undersigned has had the opportunity to ask questions and receive answers from the Company regarding the Shares and the Company. The Undersigned further acknowledges that he is aware that the Shares issued pursuant to this exercise are restricted from transfer.

                                    Name ____________________________________
                                                      (Please Print)

                                    Address __________________________________

                                    Signature _________________________________

Dated _____________________


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